Exhibit 21.1

WEC ENERGY GROUP, INC.
SUBSIDIARIES AS OF DECEMBER 31, 2018

The following table includes the subsidiaries of WEC Energy Group, a diversified holding company incorporated in the state of Wisconsin, as well as the percent of ownership, as of December 31, 2018:

Subsidiary *	State of Incorporation or Organization	Percent Ownership
ATC Holding LLC	Wisconsin	100%
American Transmission Company LLC	Wisconsin	60.31%
ATC Development Manager, Inc.	Delaware	74.73%
ATC Holdco, LLC	Delaware	75.17%
ATC Management Inc.	Wisconsin	60.32%

Bluewater Natural Gas Holding, LLC	Delaware	100%
BGS Kimball Gas Storage, LLC	Delaware	100%
Bluewater Gas Storage, LLC	Delaware	100%

Integrys Holding, Inc.	Wisconsin	100%
Michigan Gas Utilities Corporation	Delaware	100%
Minnesota Energy Resources Corporation	Delaware	100%
Peoples Energy, LLC	Delaware	100%
North Shore Gas Company	Illinois	100%
Peoples Energy Ventures, LLC	Delaware	100%
The Peoples Gas Light and Coke Company	Illinois	100%
Wisconsin Public Service Corporation	Wisconsin	100%
Wisconsin River Power Company	Wisconsin	50%
Wisconsin Valley Improvement Company	Wisconsin	27%
WPS Power Development, LLC	Wisconsin	100%
WPS Visions, Inc.	Wisconsin	100%

Upper Michigan Energy Resources Corporation	Michigan	100%

W.E. Power, LLC	Wisconsin	100%
Elm Road Generating Station Supercritical, LLC	Wisconsin	100%
Elm Road Services, LLC	Wisconsin	100%
Port Washington Generating Station, LLC	Wisconsin	100%

WEC Business Services LLC	Delaware	100%

WEC Infrastructure LLC	Delaware	100%
Bishop Hill Energy III Holdings LLC	Delaware	90%
Bishop Hill Energy III LLC	Delaware	100%
Coyote Ridge Wind, LLC	Oregon	80%

WEC Investments, LLC	Delaware	100%

Wisconsin Electric Power Company	Wisconsin	100%

Wisconsin Energy Capital Corporation	Wisconsin	100%

Wisconsin Gas LLC	Wisconsin	100%

Wispark LLC	Wisconsin	100%

Wisvest LLC	Wisconsin	100%

*
Omits the names of certain subsidiaries, which if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as of December 31, 2018. Indirectly owned subsidiaries are listed under the subsidiaries through which WEC Energy Group, Inc. holds ownership.